UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2023

ENTRADA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40969	81-3983399
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Design Center Place Suite 17-500
Boston, MA	02210
(Address of principal executive offices)	(Zip Code)

(857) 520-9158

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TRDA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 26, 2023, Entrada Therapeutics, Inc. (the “Company”) and Vertex Pharmaceuticals Incorporated (“Vertex”) entered into Amendment No. 1 (the “Amendment to License Agreement”) to the Strategic Collaboration and License Agreement, dated as of December 7, 2022, by and between the Company and Vertex (the “Original License Agreement” and, as amended by the Amendment to License Agreement, the “License Agreement”). A copy of the Original License Agreement was filed as Exhibit 10.16 to the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “Commission”) on March 6, 2023, and is incorporated by reference herein. Concurrently with the execution of the Amendment to License Agreement, on October 26, 2023, the Company entered into an Amendment No. 1 (the “Amendment to Sublicense Agreement”) to that certain Sublicense Agreement, dated as of December 7, 2022, by and between the Company and Vertex (the “Original Sublicense Agreement” and, as amended by the Amendment to Sublicense Agreement, the “Sublicense Agreement”). A copy of the Original Sublicense Agreement was filed as Exhibit 10.17 to the Company’s Annual Report on Form 10-K, filed with the Commission on March 6, 2023, and is incorporated by reference herein.

In connection with the entry into and under the terms of the License Agreement, the Company received an upfront payment of $223.7 million and is eligible to receive up to $485.0 million upon the achievement of certain research, development, regulatory and commercial milestones. The Amendment to License Agreement and the Amendment to Sublicense Agreement each clarify a milestone and related payment terms. The terms of the Sublicense Agreement mirror the terms of the License Agreement.

The Amendment to License Agreement and Amendment to Sublicense Agreement (collectively, the “Amendments 1”) include certain other customary terms and conditions. Except as specifically modified or amended by the Amendments, the Original License Agreement and the Original Sublicense Agreement remain unchanged and in full force and effect. The foregoing is only a brief description of certain terms of the Amendments, do not purport to be a complete description of the rights and obligations of the parties thereunder, and are qualified in their entirety by reference to the Amendment to License Agreement and Amendment to Sublicense Agreement, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01 Other Events.

In October 2023, the Company achieved a milestone pursuant to the License Agreement related to preclinical IND-enabling GLP toxicology studies of ENTR-701 that triggered a $17.5 million milestone payment, which the Company expects to receive in the fourth quarter of 2023.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1†	Amendment to Strategic Collaboration and License Agreement, dated October 26, 2023, by and between Entrada Therapeutics, Inc. and Vertex Pharmaceuticals Incorporated.

10.2†	Amendment to Sublicense Agreement, dated October 26, 2023, by and between Entrada Therapeutics, Inc. and Vertex Pharmaceuticals Incorporated.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†  Portions of this exhibit (indicated by asterisks) have been omitted in accordance with Item 601(b)(10) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entrada Therapeutics, Inc.

Date: November 1, 2023	/s/ Dipal Doshi
Dipal Doshi
President and Chief Executive Officer